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                                                                    EXHIBIT 99.9

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                                  FOUR MEDIA CO.
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                               January 19, 1999
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FOUR MEDIA COMPANY APPOINTS JEFFREY J. MARCKETTA AS PRESIDENT AND CHIEF
ADMINISTRATIVE OFFICER

BURBANK, Calif., Jan. 19/PRNewswire/ -- Four Media Company (Nasdaq: FOUR) today announced that it has appointed Jeffrey J. Marcketta, President and CAO effective immediately. Mr. Marcketta, who will report directly to Robert T. Walston, Chairman and CEO of Four Media Company, will be responsible for managing the Company's financial, merger and acquisition, banking, legal, investor relations and information technology activities.

Prior to joining Four Media Company as President and CAO, for 10 years Mr. Marcketta worked as an executive in the entertainment services industry. For nearly six years Mr. Marcketta served as the Executive Vice President and Chief Financial Officer of Panavision Inc. For two years before that, he was the President of Panavision Europe based in London, England where he managed and expanded Panavision's European operations while also serving as Vice President of Corporate Development. Before joining Panavision, Mr. Marcketta was a principal with Ernst & Young based in New York performing due diligence reviews and advising investors and LBO firms on M&A accounting and tax structuring issues.

Commenting on Mr. Marcketta's appointment, Rob Walston, Chairman and CEO of Four Media Company, stated that, "combined with Warburg, Pincus agreeing to invest more than $50 million of new equity capital into Four Media Company, the addition of Jeff Marcketta to the Four Media team will provide additional operating and transactional experience that will further facilitate our goal of expanding our customer services and making additional strategic acquisitions."

Four Media Company is a leading provider of technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment product both domestically and internationally. The Company's services integrate a variety of systems and processes to enhance the creation and distribution of entertainment content. Four Media's client base includes the world's largest entertainment companies. As a result of its investments and acquisitions, Four Media Company is one of the largest and most diversified providers of technical and creative services to the entertainment industry, which enables the Company to offer its customers a single source for such services.

This press release contains forward-looking statements which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission, including its 1997

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     Prospectus. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

     /CONTACT: Robert T. Walston, Chairman and Chief Executive Officer, or Sandra C. Mays, Vice President, Investor Relations, both of Four Media Company, 818-840-7356, or fax, 818-846-5197/